Exhibit 10.7
                                                     ------------


Greifensee, July 15, 1993


Performance-Oriented Bonus System (POBS)
Regulations for the METTLER TOLEDO Management


1.   OBJECTIVES AND PARTICIPANTS

With this incentive plan our aim is to pursue two main objectives:

o    To emphasize the responsibility of each manager for the TOP-
     RANKING INTEREST of the Group and to promote the attainment of the OVERALL CORPORATE GOALS; orientation to overall success of the corporation.

o To orient the remuneration of each manager directly to his / her PERFORMANCE by setting clearly defined targets that can be met by the manager, and subsequent measurement of target achievement.

Participation in the POBS must be agreed in writing.
Participation must be commensurate with the function, appropriate goals must be definable and assessable in a realistic manner.

2.   MECHANICS

2.1  Participants are assigned to one of two categories in
agreement with POBS.
Category       Minimum          Maximum
               Annual Salary    Annual Salary
Category 1     90%              120 % (of actual Target Salary)
Category 2     95%              110 %

2.2 For each manager, targets are agreed for each calendar year with his / her supervisor. Each individual target is given a weighting (min. 5%). The sum of the weightings must equal l00%.

2.3 Criteria for the assessment of the attainment of each individual target are specified:

TARGET
ACHIEVEMENT

     90%    target NOT REACHED - result unsatisfactory
     100%   target REACHED, corresponding to the
            requirements - good result
     110 %  CLEARLY MORE than target achieved,
            requirements CLEARLY exceeded, in terms of value, time limits, quality, additional related success - very good result
     120%   target achievement OUTSTANDING, additional
            major benefits/success for the company
            reached - excellent result

2.4 The ANNUAL TARGET SALARY is determined for the period JANUARY 1 TO DECEMBER 31 (Switzerland: April 1st to March
     31) OF THE UPCOMING YEAR. It should be commensurate with the requirements of the function and hence conform to the market. It is reached when each of the set targets has been achieved WELL AND COMPLETELY.

2.5 At the end of the calendar year, TARGET ACHIEVEMENT IS ASSESSED by the superior manager. The degree of achievement of each individual target (90 to 120%), see above) is multiplied by the weighting of the individual target to give a points award for each individual target. The total score for all targets lies between 90 and 120 points. The EFFECTIVE ANNUAL SALARY (IN % OF FORGET SALARY) is the result of target salary multiplied by the total score and divided by 100 (CATEGORY 1). For CATEGORY 2 the conversion has to be made to the total number of points:

                         ANNUAL SALARY IN % OF ANNUAL TARGET SALARY
                         WITH DIFFERENT DEGREE OF TARGET
                         ACHIEVEMENT

TOTAL POINTS
ACHIEVED                CATEGORY I               CATEGORY 2

 90 points               90% minimum              95%
100 points              100%                     100%
110 points              110%                     105%
120 points              120% maximum             110%

     The intermediate steps are linear:

-    1 point counts 1% of target salary in Category 1
-    1 point counts 0.5% of target salary in Category 2

3.   TARGET SETTING

3.1 The requirements for complete and proper target achievement (100 %) should be challenging and ambitious, on the other hand they have to be realistic and attainable. For each participant they should be set in such a way that they can be fulfilled clearly and to the full extent, so that payment of the target salary can be realized on the yearly average.

3.2  Each POBS sheet includes the following target categories:

    A Group targets            -  as a rule 1 - 2 targets
    B Targets of operative unit-  as a rule 1 - 4 targets
    C Personal targets         -  as a rule 3 - 6 targets

     The GMC establishes the basic weighing of the targets annually. Not more than 10 Individual targets should be defined.

     In case of the change of important conditions by internal reasons (e.g. changes in the mission, the assignment, the scope, the available means), the TARGETS WILL BE ADJUSTED in a fair way by dialogue with the superior manager.


4.   YARDSTICKS FOR TARGET ACHIEVEMENT

A correct DETERMINATION OF TARGET ACHIEVEMENT is of prime importance. It is decisive that the activities of the participants are really ORIENTED TO THE DESIRED TARGETS. Specification of the correct yardsticks helps visualize the intended direction. In particular, it must be ensured that quantitative targets are set in the right context and do not lead to wrong decision processes and behavior, e.g. local optimization regardless of negative effects in other units. It is advisable to specify RELATIVE NUMBERS and not absolute values (e.g. % of budget). Targets should not overlap with nor be in contradiction to each other.

A    GROUP TARGETS

   As a basis target, values referring to the profit and / or liquidity of the METTLER TOLEDO group are determined annually by the GMC together with the weighting. They have to be approved by our Board of Directors.

B    TARGETS OF OPERATIVE UNIT

   Emphasis is placed on the operative performance of the business unit. The targets must be agreed between the employee and his superior manager in a target dialogue and authorized by their responsible supervisor. As a rule, they result from the budget, in proportion to the task.

POSSIBLE TARGET PARAMETERS:.


General Managers MOs             Sales, operational cash flow
                                 (OCF), return on assets (ROA),
                                 country contribution, costs,
                                 ratios of assets

General Managers POs             OCF, OPBIT. ROA, contribution

Business Unit Managers and       Soles, OCF, OPBFT, cost,
Managers Administration          contribution, assets

Division and SBU Managers        Consolidated OPBIT, etc.

C    PERSONAL TARGETS

   The personal targets are established in an intensive dialogue between the employee and his / her superior manager within the set framework and must be authorized by their responsible supervisor.

   They can be quantitative and/or qualitative, job-oriented objectives which must be agreed individually in the target dialogue. An intermediate assessment should be recorded In brief by the participant every quarter.

   POSSIBLE YARDSTICKS:
   Progress of project and action programs; leadership behavior, trainee promotion, orientation to our Corporate Mission
   Statement, TQM progress, broadening of competence.

5.   PAYMENT

During the year 90% of the target salary (minimum annual salary) will be paid. The distribution of this amount over the individual months from January to December can vary from country to country.

As soon as the results of the previous year and the assessment of the target achievement are available, the DIFFERENCE BETWEEN THE
MINIMUM ANNUAL SALARY ALREADY PAID AND THE ANNUAL SALARY
EFFECTIVELY ATTAINED will be paid, usually in April.

6.   TERMINATION OF EMPLOY DURING THE CALENDAR YEAR

In case of termination in the first half-year of the calendar year, the target salary is paid (100%) pro rata. In case of termination of employ in the second half-year, target achievement is measured at the end of the year (usual procedure) and the remaining balance will be paid pro rata.

7.   EFFECTIVE DATE

These regulations are valid as of 1993 and replace all previous regulations.



GROUP MANAGEMENT COMMITTEE:
/S/ H. VODICKA
--------------
H. Vodicka
EXAMPLE OF POBS SETTLEMENT

     The calculation is performed for both POBS categories
     (category 1=90/120%, category 2=95/110%).

1.   Fundamentals

     Target with weighting specified (see under point 3).
      POBS CATEGORY         CATEGORY 1              CATEGORY 2
                            (90/120%)               (95/110%)

      Annual target salary
      (local currency)      110.000.00     or       110.000.00
      Maximum income/year   132.000.00     or       121.000.00
      Minimum income/year    99.000.00     or       104.500.00

2.   ASSESSMENT OF THE TARGET ACHIEVEMENT AND CALCULATIONS

      GROUP TARGET     Specified    Assessment       Result
                       WEIGHTING    TARGET           POINTS
                       (Agreement)  ACHIEVEMENT on
                                    Completion
                       (A)          (B)              (A) X (B)


      AGroup Target
       A1 Target 1         10%            120%       12.00
       A2 Target 2         20%            105%       21.00

      BB1 Target 1         30%            110%       33.00
       B2 Target 2         10%             95%       9.50

      CC1 Target 1          5%             90%       4.50
       C2 Target 2         15%            115%       17.25
       C3 Target 3         10%            120%       12.00

      TOTAL               100%                       109.25
      ASSESSMENT



3.   SETTLEMENT

                                           CATEGORY 1   CATEGORY 2
                                           (90/120%)    (95/110%)
                                          -----------  -----------
      Annual target salary                  110.000      110.000

      Annual salary attained with 109.25
      points in % of annual target
      salary                                109.25%      104.63%

      IN LOCAL CURRENCY                     120.175      115.093


      Already paid during year (minimum)    -99.000      -104.500
                                            -------      --------
      BALANCE OF PAYMENT IN APRIL OF
      FOLLOWING YEAR                         21.175        10.593


                                                     Exhibit 10.8
                                                     ------------
Greifensee, November 4, 1996






POBS PLUS
INCENTIVE SCHEME FOR SENIOR MANAGEMENT OF METTLER TOLEDO


REGULATIONS


1.   OBJECTIVES AND PARTICIPANTS

     With this incentive plan our aim is to pursue two main objectives:

   (bullet)   To orient the remuneration of senior managers
               directly to the ACHIEVEMENT OF ANNUAL OPERATING PLAN TARGETS and to give a special reward for reaching and exceeding the plan.
   (bullet)   To emphasize the responsibility of each
               participant for the TOP-RANKING interest of the Group and to promote the attainment of the OVERALL CORPORATE GOALS and success of the corporation.

   Participation in the POBS Plus incentive scheme is determined by the Group Management Committee and must be agreed in writing.

   Criteria for participation are:

   (bullet)   Key management function which by virtue of its
               tasks and the performance of its jobholder can
               significantly influence and contribute to the
               overall success of the entire Group.
   (bullet)   Managers with leadership skills and high
               professional competence.


2.   GENERAL PRINCIPLES

2.1 In addition to the yearly base salary, participants are eligible for a BONUS which is based and calculated on the GRADE OF TARGET ACHIEVEMENT.
     This bonus is a PERCENTAGE MULTIPLE of the base salary ranging from 0 - 150%.



2.2  BONUS SCALE

   (bullet)   The bonus starts AFTER 90% target achievement and
               can go up to a MAXIMUM of 130% target
               achievement.
   (bullet)   Within this span, for EACH POINT of target
               achievement, 3.75% of the base salary are calculated as bonus.

2.3  TARGETS

     All targets in POBS Plus are closely related to the yearly
     BUDGETS and BUSINESS PLANS.

     As a general rule, POBS Plus includes the following target
     CATEGORIES and WEIGHTING:

     A    Group targets             50%
     B    Operative unit targets    40%
     C    Personal targets          10%

     Target parameters and respective weighting within a category for typical functions in POBS Plus are established for each business year in the RESPECTIVE POBS PLUS SCHEME.

     Typical PARAMETERS within A and B category and their relative weighting are:

     OPBIT     70%
     OCF 1     30%

     With B category, also sales, inventory turnover, tax savings, interest payments (for finance / control functions) can be defined.

     Each individual target is given a weighting of minimum 5%.
     The total number of targets defined should not exceed 10 and the sum of the weightings must equal 100%.

     Based on the approved budget of the Group and Operative
     Units, the POBS PLUS RULES which quantify the actual VALUES and LEVELS of target achievement per category and parameter are established.

     Both, POBS Plus Scheme and Rules are proposed per business year by the Group Management Committee and they have to be approved by the Compensation Committee.

3.   TARGET SETTING

3.1 The requirements for complete and proper target achievement (100%) should be challenging and ambitious, on the other hand they have to be realistic and attainable. For each participant they should be set in such a way that they CAN BE fulfilled clearly and to the full extent.

3.2 Personal targets (category C) are agreed at the beginning of each business year for each participant with his / her supervisor. They need to be clearly measurable.

3.3 For each participant, a POBS PLUS TARGET ACHIEVEMENT SHEET lists per business year all targets set incl. their weighting and the corresponding values / levels in line with the corresponding POBS Plus Rules.

4.   TARGET ASSESSMENT

4.1  At the end of the business year, TARGET ACHIEVEMENT IS
     ASSESSED by the superior manager for each participant.

     The degree of achievement of each individual target (range 90% to max. 130%) is multiplied by the weighting of the individual target to give a points award for each individual target. The total score for all targets lies between 90 and 130 points which number also corresponds to the overall percentage of target achievement.

4.2  PERSONAL TARGETS (C category) are EVALUATED as follows:

     TARGET ACHIEVEMENT

      90%      Target NOT REACHED - result unsatisfactory
     100%      Target REACHED, corresponding to the requirements
               - good result
     110%      CLEARLY MORE than target achieved, requirements
               CLEARLY exceeded, in terms of value, time limits, quality, additional related success - very good result
     120%      Target achievement OUTSTANDING, additional major
               benefits/success for the company reached, excellent result
     130%      Target achievement exceptional, extraordinary
               additional value to the company - unique result.

5.   BONUS CALCULATION

     The bonus is calculated in a percentage of the yearly base salary and can vary from 0 to 150% of this base salary depending on the total sum of points reached in the target assessment.

     Each full point above 90 and up to a maximum of 130 corresponds to a bonus amount of 3.75% of the base salary.

     "BONUS FORMULA":

     (Target Points - 90 Points) x 3.75 = Bonus in % of base salary

     EXAMPLE

     - Base Salary: 120'000
     - Target Achievement     109.55% or Points

       (109.55 - 90) x 3.75 = 73.3125% of base salary

   -    BONUS:    87'975

6.   PAYMENT

     During the salary year (Jan. 1 - Dec. 31 of the calendar year OR April 1 - March 31 of the following year) the annual base salary will be paid, normally divided in 12 equal monthly installments. The distribution of this basic amount, however, can vary in certain countries.

     As soon as the results of the business year and the assessment of the target achievement are available, the BONUS is calculated on the set base salary and will usually be paid in April following the end of the business year.

7.   TERMINATION OF EMPLOYMENT DURING THE BUSINESS YEAR

     In case of termination in the first half-year of the business year, the bonus is paid pro rata on a set 95% target achievement. In case of termination of employment in the second half-year, target achievement is measured at the end of the year (usual procedure) and the bonus calculated accordingly will be paid pro rata.

8.   ACCOUNTING RULES FOR BONUS PAYMENTS

     Bonus payments are accounted for in the business year to which the bonus belongs. APPROPRIATE ACCRUALS have to be made for this purpose in the year end closing. Carry over into accounts of the payout year are not allowed.





For the Group Management Committee:



Peter Burker
Human Resources